L14
PERF

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Under the W. R. Berkley Corporation 2018 Stock Incentive Plan

THIS AGREEMENT, dated as of _______ __, 2018, by and between W. R. BERKLEY CORPORATION, a Delaware corporation (the “Company”), and grantee as set forth on Exhibit A hereto (the “Grantee”). Important jurisdiction-specific modifications to this Agreement are contained in Exhibit B hereto and are incorporated herein by reference.
W I T N E S S E T H:
WHEREAS, the Grantee is an employee of the Company or subsidiary thereof, and the Company wishes to grant the Grantee a notional interest in shares of the Company’s common stock, par value $0.20 per share (the “Stock”), in the form of restricted stock units, subject to certain restrictions and on the terms and conditions set forth herein; and
WHEREAS, through the grant of these restricted stock units, the Company hopes to incentivize and retain the services of Grantee and encourage stock ownership by Grantee in order to give Grantee a proprietary interest in the Company’s success and align Grantee’s interest with those of the stockholders of the Company; and
WHEREAS, the Restricted Stock Units (as defined below) awarded Grantee hereunder vest based on the Company’s performance during the applicable Performance Period (as defined below), however, the issuance of the Stock after vesting is generally deferred until ninety (90) days following Grantee’s “separation from service” (as such term is used in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)); and
WHEREAS, the Company and Grantee recognize that if Grantee engages in certain activities during or, in certain instances, following the termination of Grantee’s employment with the Company (the “Competitive Actions” or “Misconduct” as defined in Section 3 below), Grantee’s interests are no longer aligned with the interests of the Company and Grantee will no longer be entitled to retain certain benefits of the grants made herein.
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
SECTION 1.    Grant of Restricted Stock Units. As of the date hereof, subject to the terms and conditions of this Agreement and the W. R. Berkley Corporation 2018 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Grantee the targeted number of restricted stock units set forth on Exhibit A hereto (the restricted stock units granted or earned hereunder are hereafter referred to as the “Restricted Stock Units”). A portion of the Restricted Stock Units shall be designated as Tranche 1 Restricted Stock Units, Tranche 2 Restricted Stock Units and Tranche 3 Restricted Stock Units, as set forth on Exhibit A. The number of Restricted Stock Units granted represents the number of Restricted Stock Units that would be earned if the Company were to achieve the target level of ROE Relative Performance for each of the Performance Periods. The number of Restricted Stock Units earned respectively, if any, is subject to increase or decrease based on the Company’s actual ROE Relative Performance and may range from 0% to 110% of the Restricted Stock Units. Each Restricted Stock Unit shall represent the right to receive one share of Stock subject to the terms and conditions set forth herein. Capitalized terms not defined herein, including Section 21, shall have the meaning ascribed to them in the Plan. This grant shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).
SECTION 2.    Non‑Transferability. Except as specifically consented to by the Committee, the Grantee may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Stock Units other than by will, the laws of descent and distribution, or as otherwise provided for in the Plan.
SECTION 3.    Vesting; Forfeiture; Recapture; Other Remedies.
(a)    Following the completion of each Performance Period, the Committee shall determine for such Performance Period, the Average Return on Equity, the ROE Relative Performance, the ROE Relative Performance Vesting Percentage and, respectively, the portion of the Tranche 1 Restricted Stock Units, Tranche 2 Restricted Stock Units and Tranche 3 Restricted Stock Units, as applicable, that have become earned (determined by multiplying the number of Restricted Stock Units subject to the applicable tranche by the ROE Relative Performance Vesting Percentage). Immediately following the Committee’s determination of the number of earned Tranche 1 Restricted Stock Units, Tranche 2 Restricted Stock Units and Tranche 3 Restricted Stock Units for a respective Performance Period, the earned Restricted Stock Units shall vest as of the last day of the applicable Performance Period (subject to forfeiture, as set forth in Section 3(d) below), provided the Grantee has remained continuously employed by the Company from the date hereof through the completion of the applicable Performance Period. Restricted Stock Units granted herein which have not become vested Restricted Stock Units following the completion of the applicable Performance Period or otherwise vested shall be immediately forfeited without payment of any consideration and the Grantee shall have no further rights with respect to such Restricted Stock Units.
(b)    In the event that Grantee’s employment with the Company is terminated for any reason, all unvested Restricted Stock Units (except for those that vest immediately upon termination as provided in Sections 3(c) and 3(i) below) shall be forfeited, and the Grantee shall have no further rights with respect to such Restricted Stock Units. For purposes of this Agreement, Grantee’s employment will be considered terminated as of the date Grantee is no longer actively providing services to the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is employed or the terms of Grantee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Grantee’s right to continue to vest in the Restricted Stock Units granted hereunder, if any, will terminate as of such date and will not be extended by any notice period arising under local law or contract. However, Grantee’s period of service would not include any contractual notice period (except for such period of time Grantee is actively providing substantial services during any notice period as required by the Company) or any period of “garden leave” or similar period arising under employment laws in the jurisdictions where Grantee is employed or the terms of Grantee’s employment agreement, if any.
(c)    In the event the Grantee’s employment with the Company is terminated on account of death or Disability prior to the completion of the applicable Performance Period, the number of earned Restricted Stock Units for any incomplete Performance Period (including, for the avoidance of doubt, any Performance Period that has yet to commence as of the date of such termination) shall be immediately determined assuming the Company achieved the target level of ROE Relative Performance for such Performance Period and the number of earned Tranche 1 Restricted Stock Units, earned Tranche 2 Restricted Stock Units and earned Tranche 3 Restricted Stock Units that become vested shall be determined by multiplying the number of earned Restricted Stock Units by a fraction, the numerator of which is the number of days the Grantee served as an employee from the date of this Agreement to the date of such termination and the denominator of which is 1,095 with respect to the Tranche 1 Restricted Stock Units, 1,460 with respect to the Tranche 2 Restricted Stock Units and 1,825 with respect to the Tranche 3 Restricted Stock Units.
(d)    The Restricted Stock Units granted hereunder shall be subject to the following forfeiture, recapture and other remedial provisions as provided below:

a.
In the event that the Committee determines that the Grantee, prior to the Vesting Date during Grantee’s employment, has engaged in a Competitive Action or enters into, or has entered into, an agreement (written, oral or otherwise) to engage in a Competitive Action or has engaged in Misconduct, all of the unvested Restricted Stock Units granted hereunder shall be immediately forfeited, and the Grantee shall have no further rights with respect to such Restricted Stock Units.

b.
In the event that the Committee determines that the Grantee, (1) on or after the Vesting Date during Grantee’s employment or within one year following Grantee’s termination of employment for any reason, has engaged in a Competitive Action or has entered into an agreement (written, oral or otherwise) to engage in a Competitive Action, or (2) on or after the Vesting Date, has engaged in Misconduct, or prior to the Vesting Date Grantee has engaged in Misconduct that is not discovered or acted upon by the Company until on or after the Vesting Date, (x) the Grantee shall immediately forfeit all shares of Stock not yet delivered to Grantee with respect to the Restricted Stock Units and all rights to future payments of Dividend Equivalents (as defined below), and (y) the Grantee shall pay to the Company, upon demand by the Company, an amount equal to (i) the value, as of the Settlement Date (as defined below), of the number of shares of Stock delivered to the Grantee with respect to the Restricted Stock Units, (ii) all amounts paid to Grantee on or at any time prior to the Settlement Date in respect of Dividend Equivalents, and (iii) the value of all dividends, if any, paid to the Grantee in respect of the shares of Stock delivered to the Grantee on the Settlement Date. The Grantee may satisfy the payment obligation to the Company of the portion due under (i) above by returning the shares delivered to the Grantee on the Settlement Date, provided that any amounts due under (ii) and (iii) above must be remitted to the Company in addition to the return of the shares.

C.
Grantee acknowledges that engaging in (1) a Competitive Action during the Restricted Period within the geographic areas set forth in Section 3(e) below or (2) Misconduct is contrary to the interests of the Company and would result in irreparable injuries to the Company and would cause loss in an amount that cannot be readily quantified. Grantee acknowledges that retaining the amounts required to be paid to the Company pursuant to this Section 3(d) once Grantee has (x) chosen to engage in or to agree to engage in a Competitive Action or (y) engaged in Misconduct is contrary to the interests of the Company. The amounts forfeited or paid to the Company hereunder do not and are not intended to constitute actual or liquidated damages. Any action or inaction by the Company with respect to enforcing the forfeiture or recapture provisions set forth herein shall not reduce, eliminate or in any way affect the Company’s right to enforce the forfeiture or recapture provisions in any other agreement with Grantee.

D.	The term “ Restricted Period” as used herein shall mean the period beginning on the date hereof and ending one year following Grantee’s termination of employment for any reason.

E.
Furthermore, if the Grantee engages in Misconduct or a Competitive Action or has entered into an agreement (written, oral or otherwise) to engage in a Competitive Action during the Restricted Period, then the Company shall be entitled to, and reserves the right to, pursue any other legal or equitable remedies in addition to the right to receive forfeitures and/or payments pursuant to this Section 3(d), including, but not limited to, the recovery of monetary damages resulting from such action set forth in Section 3(e) and injunctive relief.

(e)    For purposes of this Agreement, the Grantee has engaged in a “Competitive Action” if, either directly or indirectly, and whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, the Grantee (i) who was employed by W. R. Berkley Corporation, engages in or directs any business activities, except those which are ministerial or clerical in nature, which are competitive with any business activities conducted by the Company, in or directed into any geographical area (x) where Grantee had responsibilities on behalf of the Company or about which Grantee received Confidential Information (defined below) and (y) in which the Company is engaged in business at the relevant time of enforcement, (ii) who was employed by, or previously employed by, a subsidiary or subsidiaries of the Company, engages in or directs any business activities, except those which are ministerial or clerical in nature, which are competitive with any business activities conducted by such subsidiary or subsidiaries, in or directed into any geographical area (x) where Grantee had responsibilities on behalf of such subsidiary or subsidiaries or about which Grantee received Confidential Information and (y) in which the subsidiary/subsidiaries is or are engaged in business at the relevant time of enforcement, (iii) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company, solicits or induces, or in any manner attempts to solicit or induce, any person employed by, or as an agent or producer of, the Company to terminate such person’s employment, agency or producer relationship, as the case may be, with the Company, (iv) diverts, or attempts to divert, any Covered Business Partner (defined below) from doing business with the Company or attempts to induce any Covered Business Partner to cease being a customer of the Company, (v) solicits a Covered Business Partner to do business with a competitor or prospective competitor of the Company or (vi) makes use of, or attempts to make use of, the Company’s property or Confidential Information, other than in the course of the performance of services to the Company or at the direction of the Company. The determination as to whether the Grantee has engaged in a Competitive Action shall be made by the Committee in its sole and absolute discretion. The Committee has sole and absolute discretion to determine whether, notwithstanding its determination that Grantee has engaged in a Competitive Action, recapture or forfeiture as provided herein shall not occur. The Committee’s exercise or nonexercise of its discretion with respect to any particular event or occurrence by or with respect to the Grantee or any other recipient of restricted stock units shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Grantee constitutes engaging in a Competitive Action or (ii) determine the related Competitive Action date.
(f)    For purposes of this Agreement, the Grantee has engaged in “Misconduct” if the Grantee, during Grantee’s employment with the Company, has engaged in an act which would, in the judgment of the Committee, constitute fraud that could be punishable as a crime or embezzlement against either the Company or any of its subsidiaries. The determination as to whether the Grantee has engaged in Misconduct shall be made by the Committee in its sole and absolute discretion. The Committee has sole and absolute discretion to determine whether, notwithstanding its determination that Grantee has engaged in Misconduct, recapture or forfeiture as provided herein shall not occur. The Committee’s exercise or nonexercise of such discretion with respect to any particular event or occurrence by or with respect to the Grantee or any other recipient of restricted stock units shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Grantee constitutes an act of Misconduct or (ii) determine the related Misconduct date.
(g)    The Grantee hereby agrees to notify the Company within ten (10) days of commencing any employment or other service provider relationship with any company or business during the Restricted Period, specifying in reasonable detail (i) the name of such company or business and the line of business in which it is engaged, and (ii) the Grantee’s position or title and the types of services to be rendered by the Grantee in such position or title. The Grantee hereby acknowledges that this notice requirement is reasonable and necessary for the Company to enforce the provisions of Sections 3(d) hereof. Furthermore, if the Grantee fails to so notify the Company, the Grantee shall be required to repay (at the Committee’s sole discretion) to the Company the amounts described in Section 3(d) hereof as if the Grantee had engaged in a Competitive Action during the Restricted Period, unless the Grantee can provide dispositive evidence, which shall be determined in the Committee’s sole discretion, that a Competitive Action did not occur.
(h)    Certain Definitions. (i) “Client” shall mean any insured, agent, producer or other intermediary to or through whom the Company provides insurance or reinsurance or related services;
(ii) “Confidential Information” shall mean an item of information or a compilation of information, in any form (tangible or intangible), related to the business of the Company or of a subsidiary for whom Grantee performs services that the Company/subsidiary has not made public or authorized public disclosure of, and that is not generally known to the public through proper means, including but not limited to:

(1)	underwriting premiums or quotes, income and receipts, claims records and levels, renewals, policy wording and terms, reinsurance quotas, profit commission;

(2)	operating unit or other business projections and forecasts;

(3)	Client lists, brokers lists and price sensitive information;

(4)	technical information, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, financial details, projections and targets;

(5)	remuneration and personnel details;

(6)	planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets, fee levels;

(7)	computer passwords, the contents of any databases, tables, know how documents or materials;

(8)	commissions, commission charges, pricing policies and all information about research and development; and
(9) the Company’s suppliers’, Clients’ or Prospective Clients’ names, addresses (including email addresses), telephone, facsimile or other contact numbers and contact names, the nature of their business operations, their requirements for services supplied by the Company and all confidential aspects of their relationship with the Company;
(iii) “Covered Business Partner” shall mean any person, concern or entity (including, without limitation, any Client) as to which Grantee, or persons supervised by Grantee, had material business-related contact or received Confidential Information during the most recent two years of Grantee’s employment with the Company or such shorter period of time as employed (the “Look Back Period”); and
(iv) “Prospective Client” shall mean any person, concern or entity (including, without limitation, any potential insured, agent, producer or other intermediary) to or through whom the Company has been in negotiations during the Look Back Period to provide insurance or reinsurance or related services.
(i)    In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, in the event that the Grantee’s employment with the Company is terminated (i) by the Company without Cause or (ii) by the Grantee for Good Reason, in each case during the eighteen (18) month period following such Change in Control, the number of earned Restricted Stock Units for any incomplete Performance Period (including, for the avoidance of doubt, any Performance Period that has yet to commence as of the date of such termination) shall be immediately determined assuming the Company achieved the target level of ROE Relative Performance for such Performance Period and the number of earned Tranche 1 Restricted Stock Units, earned Tranche 2 Restricted Stock Units and earned Tranche 3 Restricted Stock Units shall immediately become vested Restricted Stock Units. All vested Restricted Stock Units pursuant to this Section 3(h) shall be settled in accordance with Section 4.
SECTION 4.    Delivery and Possession of Share Certificates. Ninety (90) days following the Grantee’s “separation from service” (for purposes of Section 409A of the Code) for any reason, including death or Disability (the “Settlement Date”), provided the Grantee has neither engaged in, nor entered into an agreement (written, oral or otherwise) to engage in, a Competitive Action nor engaged in Misconduct, the Company shall deliver to the Grantee (or the Grantee’s estate in the event of death) a certificate or certificates representing the number of shares of Stock equal to the number of vested Restricted Stock Units, if any, as of the date of such separation from service and Grantee shall take possession thereof; provided, however, that if the Grantee is a “specified employee” pursuant to Section 409A(a)(2)(B)(i) of the Code, distribution of shares of Stock shall be delayed for such period of time as may be necessary to satisfy Section 409A(a)(2)(B)(i) of the Code (generally six months), and on the earliest date on which such distribution can be made following such delay without violating the requirements of Section 409A(a)(2)(B)(i) of the Code, the Company shall deliver to the Grantee a certificate or certificates representing the number of shares of Stock equal to the number of such vested Restricted Stock Units. A delay shall not be required to the extent the Grantee terminates employment on account of death or Disability, provided that if in the event of a Disability the Grantee is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, then the Restricted Stock Units shall be settled ninety (90) days following the occurrence of such death or Disability. Notwithstanding the foregoing, in the event of a Change in Control, which also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, the Company shall immediately deliver to the Grantee a certificate or certificates representing the number of then vested Restricted Stock Units.
SECTION 5.    Dividends and Dividend Equivalents. No dividends or dividend equivalents shall accrue or be paid with respect to any outstanding unvested Restricted Stock Units. On the second Tuesday of each January, April, July and October (each, a “Dividend Equivalent Payment Date”) occurring during the period commencing on the Vesting Date and ending on the Settlement Date, the Grantee shall be paid an amount in cash, with respect to each vested Restricted Stock Unit then outstanding and held by such Grantee, equal to the aggregate cash dividends paid by the Company in respect of one share of Stock (the “Dividend Equivalent”) following the immediately prior Dividend Equivalent Payment Date, or with respect to the first Dividend Equivalent Payment Date only, on or following the Vesting Date; provided, however, that with respect to the first Dividend Equivalent Payment Date, no Dividend Equivalents shall be paid to the Grantee in respect of any cash dividends declared or paid by the Company prior to such Vesting Date. To the extent a cash dividend is paid by the Company on or prior to the Settlement Date but the Dividend Equivalent Payment Date relating thereto would not occur prior to the Settlement Date, the Dividend Equivalents relating thereto shall be paid to the Grantee on the Settlement Date. The Grantee’s right to future payments of Dividend Equivalents shall be subject to forfeiture to the same extent that the corresponding Restricted Stock Units are subject to forfeiture pursuant to Section 3.
SECTION 6.    Rights of Stockholder. Neither the Grantee nor any transferee will have any rights as a stockholder with respect to any share covered by this Agreement until the Grantee or transferee becomes the holder of record of such shares.
SECTION 7.    Company; Grantee.
(a)    The term “Company” as used in Section 3 or otherwise in this Agreement with reference to the Grantee’s employment shall include the Company and its subsidiaries. The term “subsidiary” as used in this Agreement shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Code.
(b)    Whenever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.
SECTION 8.    Compliance with Law. Notwithstanding any of the provisions hereof, the Grantee hereby agrees and the Company will not be obligated to issue or transfer shares to Grantee hereunder, if the issuance or transfer of such shares will constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee will be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act or to take any other affirmative action in order to cause the issuance or transfer of shares acquired pursuant to this Agreement to comply with any law or regulation of any governmental authority.
SECTION 9.    Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to Grantee at the Grantee’s last known address, as reflected in the Company’s records.
SECTION 10.    Changes in Capital Structure. The existence of this Agreement will not affect in any way the right or power of the Company or its stockholders to make or authorize any of the following:
(a)    any adjustments, recapitalization, reorganizations or other changes in the Company’s capital structure or its business;
(b)    any merger or consolidation of the Company;
(c)    any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred to prior preference stocks ahead of or affecting the Stock or the rights thereof or convertible into or exchangeable for Stock;
(d)    the dissolution or liquidation of the Company;
(e)    any sale or transfer of all or any part of its assets or business; or
(f)    any other corporate act or proceeding.
SECTION 11.    Other Share Issues. Except as expressly provided in the Plan, the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of options, rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares subject to this Agreement.
SECTION 12.    Withholding. At the time of vesting and/or settlement of the Restricted Stock Units, as appropriate, the Committee shall require the Grantee to pay to the Company an amount sufficient to pay all federal, state and local withholding taxes applicable (including FICA taxes upon vesting), in the Committee’s judgment, to the vesting or settlement of the Restricted Stock Units, and the Grantee’s right to vesting and/or settlement, as appropriate, shall be contingent upon such payment. Such payment to the Company may be effected through (a) payment by the recipient to the Company of the aggregate withholding taxes in cash or cash equivalents; (b) at the discretion of the Committee, the Company’s withholding from the number of shares of Stock that would otherwise be delivered to the Grantee upon settlement of the Restricted Stock Units, a number of shares of Stock with an aggregate fair market value on the date of settlement (as determined by the Committee) equal to the aggregate amount of withholding taxes; or (c) at the discretion of the Committee, any combination of these two methods.
SECTION 13.    Grantee’s Tax Considerations. The tax impact of the award hereunder can be quite complex and will vary with each Grantee. It is recommended that each Grantee review such Grantee’s own tax situation and consult their tax advisor.
SECTION 14.    Waiver of Right to Trial by Jury. AS ALLOWED BY APPLICABLE LAW, BOTH PARTIES HEREBY WAIVE AND RELEASE ANY CLAIM UNDER STATE OR FEDERAL LAW THEY MAY HAVE HAD TO A JURY TRIAL IN CONNECTION WITH CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY ACTIONS TAKEN OR DETERMINATIONS MADE HEREUNDER.
SECTION 15.    No Right to Continued Service. This Agreement does not confer upon the Grantee any right to continue as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate Grantee’s employment at any time for any reason.
SECTION 16.    Agreement Confidentiality. Grantee understands and agrees that Grantee will keep the terms and conditions of this Agreement strictly confidential unless Grantee is compelled to do otherwise by a court of competent jurisdiction, and Grantee further agrees not to disclose the terms and conditions of this Agreement to any third party other than Grantee’s immediate family members, attorney, financial advisor, or accountant, all of whom must also agree to keep these terms and conditions strictly confidential unless compelled to do otherwise by a court of competent jurisdiction. Notwithstanding anything herein to the contrary, Grantee shall notify any subsequent employer, prior to commencing employment, of the restrictions and obligations in Sections 3(d), (e), (f) and (g) of this Agreement (as modified by Exhibit B to this Agreement, if and as applicable to the Grantee).
SECTION 17.    Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
SECTION 18.    The Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall govern. If there is any inconsistency between this Agreement and Exhibit B, Exhibit B shall prevail. The Grantee hereby acknowledges that he or she has received a copy of the Plan and understands and agrees to the terms thereof. This Agreement, together with the Plan, constitutes the entire agreement by and between the parties hereto with respect to the subject matter hereof, and this Agreement and the Plan supersede all prior agreements, correspondence and understandings and all prior and contemporaneous oral agreements and understandings, among the parties hereto with regard to the subject matter hereof.
SECTION 19.    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The jurisdiction and venue for any dispute arising under, or any action brought to enforce or otherwise relating to, this Agreement will be exclusively in the courts of the State of Delaware, including the federal courts located in Delaware in the event federal jurisdiction exists. Grantee hereby irrevocably consents to the exclusive personal jurisdiction and venue of the federal and State courts of the State of Delaware for the resolution of any disputes arising out of, or relating to, this Agreement and irrevocably waives any claim or argument that the courts of the State of Delaware are an inconvenient forum. In any action arising under or relating to this Agreement, the court shall not have the authority to, and shall not, conduct a de novo review of any determination made by the Committee or the Company but is instead authorized to determine solely whether the determination was the result of fraud or bad faith under Delaware law.
SECTION 20.    Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of such provisions of this Agreement. If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. Any such holding shall affect such provision of this Agreement, solely as to that jurisdiction, without rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.
SECTION 21.    Definitions. The following terms shall have the following meanings:
(a)    “Average Return on Equity” means the percentage equal to the product of four (4) times the result of (i) the sum of the Return on Equity for each quarter in the applicable Performance Period, divided by (ii) the number of quarters in the applicable Performance Period.
(b)    “Cause” means “Cause” as defined in any active employment agreement between the Grantee and the Company or, in the absence of any such definition, means the occurrence of any one of the following events: (i) fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of the Grantee in the course of his or her employment or services; (ii) the Grantee’s engagement in conduct that is materially injurious to the Company; (iii) the Grantee’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s reputation or business; (iv) public or consistent drunkenness by the Grantee or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or which impairs, or could reasonably be expected to impair, the performance of the Grantee’s duties to the Company; (v) willful failure by the Grantee to follow the lawful directions of a superior officer; or (vi) the Grantee’s continued and material failure to fulfill his or her employment obligations to the Company.
(c)    “Disability” means the total and permanent disability of the Grantee, as determined by the Committee in its sole discretion.
(d)    “Good Reason” means “Good Reason” as defined in any active employment agreement between the Grantee and the Company or, in the absence of any such definition, means the occurrence of any one of the following events, unless the Grantee agrees in writing that such event shall not constitute Good Reason: (i) a material reduction in the Grantee’s duties or responsibilities from those in effect immediately prior to a Change in Control; (ii) a material reduction in the Grantee’s base salary below the levels in effect immediately prior to a Change in Control; or (iii) relocation of the Grantee’s primary place of employment to a location more than fifty (50) miles from its location, and further from the Grantee’s primary residence, immediately prior to a Change in Control; provided, however, that with respect to any Good Reason termination, the Company will be given not less than thirty (30) days’ written notice by the Grantee (within sixty (60) days of the occurrence of the event constituting Good Reason) of the Grantee’s intention to terminate the Grantee’s employment for Good Reason, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Good Reason is based, and such termination shall be effective at the expiration of such thirty (30) day notice period only if the Company has not fully cured such act or acts or failure or failures to act that give rise to Good Reason during such period. Further notwithstanding any provision in this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within six (6) months of the initial existence of the applicable condition.
(e)    “Net Income” means consolidated net income from continuing operations of the Company as determined under U.S. Generally Accepted Accounting Principles without the application of the accounting for unrealized gains and losses on equity securities pursuant to Financial Accounting Standards Board Accounting Standards Update 2016-01 (“ASU 2016-01”).
(f)    “Performance Period” means the Tranche 1 Performance Period, Tranche 2 Performance Period or Tranche 3 Performance Period, respectively.
(g)    “ROE Relative Performance” means the Average Return on Equity less the Treasury Note Rate of Return, expressed in basis points.
(h)    “ROE Relative Performance Vesting Percentage” means a function of the ROE Relative Performance during the applicable Performance Period, and shall be determined as follows:

ROE Relative Performance*	ROE Relative Performance Vesting Percentage (% of Target)*
+	0%
+	80.0%
≥+633 basis points	90.0%
≥+766 basis points	100.0% (target)
+	110.0%

*
In the event that the ROE Relative Performance falls between any two values listed in the table above, the ROE Relative Performance Vesting Percentage shall be determined using a straight line interpolation between such two values. For the avoidance of doubt if the ROE Relative Performance is less than +500 basis points (i.e., the Average Return on Equity is less than 6.89%), the ROE Relative Vesting Percentage shall be 0% (i.e., no linear interpolation between 0% and 80%) and if the ROE Relative Performance is equal to or greater than +900 basis points (i.e., the Average Return on Equity at least 10.89%), the ROE Relative Vesting Percentage shall be 110%.

(i)    “Return on Equity” means for a quarter, a fraction (expressed as percentage) equal to Net Income divided by the Stockholders’ Equity at the beginning of the calendar year for that quarter.
(j)    “Stockholders’ Equity” means stockholders’ equity without the application of the accounting for unrealized gains or losses on equity securities pursuant to ASU 2016-01.
(k)    “Tranche 1 Performance Period” means the period commencing July 1, 2018 and ending on June 30, 2021.
(l)    “Tranche 2 Performance Period” means the period commencing July 1, 2019 and ending on June 30, 2022.
(m)    “Tranche 3 Performance Period” means the period commencing July 1, 2020 and ending on June 30, 2023.
(n)    “Treasury Note Rate of Return” means the five-year Treasury Note rate on June 29, 2018, which is 2.739%.
(o)    “Vesting Date” means the date on which the Tranche 1 Restricted Stock Units, Tranche 2 Restricted Stock Units, and Tranche 3 Restricted Stock Units, as applicable, vest hereunder.
SECTION 22.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 23.    Protected Conduct. Nothing in this Agreement prohibits Grantee from reporting an event that Grantee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission or Department of Labor), requires notice to or approval from the Company before doing so, or prohibits Grantee from cooperating in an investigation conducted by such a government agency. This may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, the DTSA further provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. To the extent that Grantee is covered by Section 7 of the National Labor Relations Act (NLRA) because Grantee is not in a supervisor or management role, nothing in this Agreement shall be construed to prohibit Grantee from using information Grantee acquires regarding the wages, benefits, or other terms and conditions of employment at the Company for any purpose protected under the NLRA.
SECTION 24. The Grantee agrees that he or she has entered into this Agreement voluntarily and that the Grantee has not been induced to participate in the distribution of Restricted Stock Units by the Company by expectation of appointment, employment, continued appointment or continued employment of the Grantee with the Company or a related entity of the Company. The Grantee further agrees that the Company has not made any representations or warranties with respect to the Restricted Stock Units, the Company, the business of the Company or its prospects, and that no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Restricted Stock Units and that the Grantee’s ability to transfer the Restricted Stock Units will be limited by the Plan, this Agreement and applicable securities laws.

*    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
W. R. BERKLEY CORPORATION
By:__________________________
Name: William R. Berkley
Title:     Executive Chairman
__________________________________
Grantee

RSU Agreement L14 Perf (8.2018)
EXHIBIT A
TO THE RESTRICTED STOCK UNIT AGREEMENT DATED
AS OF _________UNDER THE W. R. BERKLEY CORPORATION
2018 STOCK INCENTIVE PLAN

NAME OF GRANTEE: ________________________________________

TARGET NUMBER OF TRANCHE 1 RESTRICTED STOCK UNITS AWARDED TO GRANTEE: _____________

TARGET NUMBER OF TRANCHE 2 RESTRICTED STOCK UNITS AWARDED TO GRANTEE: _____________

TARGET NUMBER OF TRANCHE 3 RESTRICTED STOCK UNITS AWARDED TO GRANTEE: _____________

TOTAL TARGET NUMBER OF RESTRICTED STOCK UNITS AWARDED TO GRANTEE: _____________

By accepting the terms and conditions of the above grant agreement, you expressly acknowledge that you have read and agree to all the terms and conditions set forth above.

If you decide to reject the terms and conditions of the grant, you will decline your right to receive the grant, and the grant of the Restricted Stock Units to you will be cancelled ab initio.

Please select one of the following actions. You will be asked to confirm your selection on the following page.
EXHIBIT B

JURISDICTION SPECIFIC MODIFICATIONS
I. States of the United States of America
A.    Arkansas, Connecticut, Illinois, Indiana, Maryland, Minnesota, South Carolina, South Dakota, Texas, and Virginia: Sections 3(e)(i) and 3(e)(ii) are further limited to situations where Grantee is performing services that are the same as or similar in function or purpose to the services Grantee performed for W. R. Berkley Corporation or its subsidiary/subsidiaries (as appropriate) during the Look Back Period.
B.    Arizona. For an Arizona resident, for so long as the Grantee resides in Arizona and is subject to the laws of Arizona: (i) the restrictions in Sections 3(e)(i), (ii), (iv) and (v) will only apply within any geographical area (x) where Grantee had responsibilities on behalf of the Company or about which Grantee received Confidential Information during the Look Back Period and (y) in which the Company is engaged in business; (ii) Sections 3(e)(i) and 3(e)(ii) are further limited to situations where Grantee is performing services that are the same as or similar in function or purpose to the services Grantee performed for W. R. Berkley Corporation or its subsidiary/subsidiaries (as appropriate) during the Look Back Period; and (iii) with respect to Grantee’s nondisclosure obligation under Section 3(e)(vi), Grantee’s nondisclosure obligation only extends during the Restricted Period (this is not a deviation from the text of the Agreement, but a clarification for the avoidance of any doubt).
C.    California. For a resident of California, for so long as Grantee resides in California and is subject to the laws of California: (i) no provision or requirement of this Agreement will be construed or interpreted in a manner contrary to the public policy of the State of California; (ii) the restrictions in Sections 3(e)(i) and (ii) shall not apply; (iii) Sections 3(e)(iv) and (v) shall be limited to situations where Grantee is aided in his or her conduct by Grantee’s use or disclosure of trade secrets (as defined by applicable law); (iv) the last sentence of Section (3)(g) shall not apply and the remainder of Section 3(g) shall apply; and (v) Section 14 shall not apply.
D.    Nebraska. For a Nebraska resident, for so long as Grantee resides in Nebraska and is subject to the laws of Nebraska: (i) Sections 3(e)(i) and (ii) shall not apply; and (ii) the definition of “Covered Business Partner” in Section 3(h) is modified so that it means any persons or entities with which Grantee, or persons supervised by Grantee, did business and had personal business-related contact during the Look Back Period.
E.    North Carolina. For a North Carolina resident, for so long as Grantee resides in North Carolina and is subject to the laws of North Carolina: (i) Sections 3(e)(i) and 3(e)(ii) are further limited to situations where Grantee is performing services that are the same as or similar in function or purpose to the services Grantee performed for W. R. Berkley Corporation or its subsidiary/subsidiaries (as appropriate) during the Look Back Period; and (ii) the Look Back Period shall be calculated looking back two years from the date of enforcement and not from the date employment ends.
F.    North Dakota. For a resident of North Dakota, for so long as Grantee resides in and is subject to the laws of North Dakota: (i) no provision or requirement of this Agreement will be construed or interpreted in a manner contrary to the public policy of the State of North Dakota; (ii) the restrictions in Sections 3(e)(i) and (ii) shall not apply; (iii) Sections 3(e)(iv) and (v) shall be limited to situations where Grantee is aided in his or her conduct by Grantee’s use or disclosure of trade secrets (as defined by applicable law); and (iv) the last sentence of Section (3)(g) shall not apply and the remainder of Section 3(g) shall apply.
G.    Oklahoma. For an Oklahoma resident, for so long as Grantee resides in Oklahoma and is subject to the laws of Oklahoma: the restrictions in Sections 3(e)(i) and (ii) shall not apply and “Covered Business Partner” of the Company means any individual, company, or business entity (including, without limitation, any Client) with which the Company has transacted business within the Look Back Period and with which Grantee, or persons supervised by Grantee, had material business-related contact or about which Grantee had access to Confidential Information during the Look Back Period.
H.    Wisconsin. For a Wisconsin resident, for so long as Grantee resides in Wisconsin and is subject to the laws of Wisconsin: (i) Sections 3(e)(i) and 3(e)(ii) are further limited to situations where Grantee is performing services that are the same as or similar in function or purpose to the services Grantee performed for W. R. Berkley Corporation or its subsidiary/subsidiaries (as appropriate) during the Look Back Period; and (ii) Section 3(e)(iii) is rewritten as follows: “participates in soliciting or attempting to solicit any employee of the Company that is in a Sensitive Position to leave the employment of the Company on behalf of (or for the benefit of) a competing business, or knowingly assists a competing business in efforts to hire such an employee away from the Company.  An employee in a “Sensitive Position” refers to an employee of the Company who is in a management, supervisory, sales, research and development, underwriting, claims, actuarial, loss control or similar role where the employee is provided Confidential Information or is involved in business dealings with the Company’s customers.”
II. Countries Other than the United States of America
Argentina. For an Argentinian resident, for so long as Grantee resides in Argentina and is subject to the laws of Argentina:
(i)    Section 19 shall be deleted in its entirety and replaced with the following:

“SECTION 19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Argentina. Grantee hereby irrevocably consents to the exclusive personal jurisdiction of the Argentine courts for the resolution of any disputes arising out of, or relating, to this Agreement.”

(ii)	This Agreement shall not be effective unless the Grantee physically signs an original Agreement.
Australia. For an Australian resident, for so long as Grantee resides in Australia and is subject to the laws of Australia:

(i)	Section 19 shall be deleted in its entirety and replaced with the following:

“SECTION 19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New South Wales in Australia. Grantee hereby irrevocably consents to the personal jurisdiction of the federal and state courts of the State of New South Wales in Australia for the resolution of any disputes arising out of, or relating to, this Agreement.”

(ii)	The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.
Canada. For a Canadian resident, for so long as Grantee resides in Canada and is subject to the laws of Canada:
The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

Colombia. For a Colombian resident, for so long as Grantee resides in Colombia and is subject to the laws of Colombia:
Grantee agrees that the Restricted Stock Units rights derived from this Agreement are not consideration for the services rendered by the Grantee in Colombia. For this Agreement to be effective, the Grantee must enter into a local agreement, governed by Colombian laws, with Grantee’s current employer in which Grantee agrees to the statement in the prior sentence.
Hong Kong. For a Hong Kong resident, for so long as Grantee resides in Hong Kong and is subject to the laws of Hong Kong:

(i)	Section 2 shall be deleted in its entirety and replaced with the following:

SECTION 2. Non-Transferability. (a) Subject to Section 2(b) below and except as specifically consented to by the Committee, the Grantee may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Stock Units other than by will, the laws of descent and distribution, or as otherwise provided for in the Plan.

(b) Notwithstanding any other provisions of this Agreement, if the Grantee resides in, or received this offer in Hong Kong, the Grantee shall have no rights or entitlement to sell, transfer or otherwise dispose of the Restricted Stock Units, except if such sale, transfer or disposal is permitted pursuant to the Plan and specifically consented to by the Committee.

(ii)	Section 24 is amended to add the following two paragraphs at the end thereof:

“The contents of this Agreement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this Agreement, you should obtain independent professional advice.

This Agreement must not be issued, circulated or distributed in Hong Kong other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (“SFO”) and any rules made under the SFO, (2) to persons and in circumstances which do not result in this Agreement being a “prospectus” as defined in section 2(1) of the CWMO or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (“CWMO”) or an invitation to the public within the meaning of the SFO or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFO and CWMO.”

(iii)	The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

Norway. For a Norwegian resident, for so long as Grantee resides in Norway and is subject to the laws of Norway:

(i)	In the third recital under WITNESSETH the words “or Solicitation” shall be added after the word “Misconduct”;

(ii)	In Section 3(d)A., the words “or Solicitation” shall be added after the word “Misconduct”;

(iii)
In Section 3(d)B., the phrase, “or (3) on or after the Vesting Date or within one year following Grantee’s termination of employment, has engaged in Solicitation,” shall be added after the phrase “until on or after the Vesting Date” in subsection (2) of Section 3(d)B;

(iv)	In Section 3(d)C., the phrase, “or (3) Solicitation” shall be added after the phrase “(2) Misconduct”;

(v)	In Section 3(d)C., the phrase, “or (z) engaged in Solicitation” shall be added after the phrase “(y) engaged in Misconduct,”;

(vi)	In Section 3(d)E., the words “or Solicitation” shall be added after the words “Misconduct,”;

(vii)	In Section 3(e), subsections (iv) and (v) shall be deleted and subsection (vi) shall be renumbered as subsection (iv); and

(viii)	In Section 3, the following new subsections shall be added after subsection (i):
“(j) For purposes of this Agreement, the Grantee has engaged in "Solicitation" if the Grantee during the term of employment, and for a period of 12 months after the expiry of the agreed notice period (alternatively from the date of summary dismissal), directly or indirectly (i) diverts, or attempts to divert, any person, concern or entity from doing business with the Company or attempts to induce any such person, concern or entity to cease being a customer of the Company, (ii) solicits the business of the Company or (iii) influences customers, suppliers and/or other business associates/contract parties of the Company or any subsidiary to limit or terminate their relationship with the Company and/or any subsidiary. With respect to customers, the preceding sentence only applies to customers which the Grantee has had contact with and/or responsibility for during the last 12 months prior to the time of the written statement as mentioned below.
(k) The Company may, upon the request from the Grantee and in connection with termination, summary dismissal or other cessation of employment, decide whether and to what extent the Grantee’s obligation to refrain from Solicitation shall be invoked. With respect to customers, the procedure in connection with such a decision shall comply with the mandatory provisions of Chapter 14A in the Norwegian Working Environment Act, including the specification of which customers are covered by the Grantee’s obligation to refrain from Solicitation in a written statement.”
Singapore. For a Singaporean resident, for so long as Grantee resides in Singapore and is subject to the laws of the Republic of Singapore:

(i)
In Section 3(d)B., the phrase “that, in the Committee’s sole and absolute discretion, reflects the seriousness of the Competitive Action and/or the Misconduct. The maximum amount that the Company may demand from the Grantee is” shall be added after the words “an amount” in subsection (2) of Section 3(d)B;

(ii)	In Section 3(d)B, the last sentence shall be deleted and replaced with the following sentence:

“The Grantee may satisfy the payment obligation to the Company, in whole or in part (as the case may be), by returning the shares delivered to the Grantee on the Settlement Date.";

(iii)	In Section 3(d)C., the following sentence shall be deleted:

“The amounts forfeited or paid to the Company hereunder do not and are not intended to constitute actual or liquidated damages.”;

(iv)	In Section 3(g), the last sentence shall be deleted;

(v)	Section 19 shall be deleted in its entirety and replaced with the following:
“SECTION 19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware. Grantee hereby irrevocably consents to the personal jurisdiction of the courts of the Republic of Singapore for the resolution of any disputes arising out of, or relating to, this Agreement.”

(vi)	The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

United Kingdom. For a United Kingdom resident, for so long as Grantee resides in the United Kingdom and is subject to the laws of England and Wales or if the Grantee is employed under an employment contract which is governed by English law at the time of grant of the Restricted Stock Units: (i) delete the parenthetical phrase at the end in the third recital under “WITNESSETH” and (ii) the following terms and provisions shall amend and supersede the terms and provisions of Section 3(b), (d), (e), (f), (g) and (h) and Section 19 of this Agreement as follows:

1.     TERMINATION OF EMPLOYMENT

With effect from the earlier of the date of termination of the Grantee’s employment or the date that the Grantee gives or receives notice of termination of the Grantee’s employment for any reason, any unvested Restricted Stock Units shall lapse and be forfeited (except for those that vest immediately upon termination as set out in Section 3(a) of this Agreement and subject to the forfeiture provisions in paragraph 3 below) and the Grantee shall have no further rights with respect to any such unvested Restricted Stock Units.

2.	RESTRICTIVE COVENANTS

2.1	The Grantee covenants with the Company and the Group that the Grantee will not, save with the prior written consent of the Committee (in its absolute discretion):

2.1.1.
during the Restricted Period directly or indirectly be employed, engaged or retained by or otherwise concerned or interested in any Competing Business. For this purpose, the Grantee is directly or indirectly employed, engaged or retained by or concerned or interested in a Competing Business if:

(a)    the Grantee carries it on as principal or agent; or

(b)	the Grantee is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the Competing Business;

(c)	the Grantee has any direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business; and/or

(d)
the Grantee is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business, disregarding any financial interest the Grantee may have in securities which are listed or dealt in on a recognised investment exchange if the Grantee is interested in securities which amount to less than 3% of the issued securities of that class and which, in all circumstances, carry less than 3% of the voting rights (if any) attaching to the issued securities of that class;

2.1.2
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, have any business dealings with any Client or Prospective Client in relation to or for the benefit of a Competing Business;

2.1.3
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, canvass or solicit business or custom from or seek to entice away any Client or Prospective Client from the Company or any Group Company in relation to or for the benefit of a Competing Business;

2.1.4
during the Restricted Period, directly or indirectly, solicit or endeavour to solicit the employment or engagement of any Key Employee (whether or not such person would thereby breach their contract of employment or engagement);

2.1.5
at any time after the Termination Date represent himself as being in any way connected with (other than as a former employee) or interested in the business of the Company or any Group Company or use any registered names, domain names or trading names the same as or that could reasonably be expected to be confused with any such names used by the Company or any Group Company.

2.1.6
before or after the Termination Date, and except in the proper performance of his or her duties of employment by the Company or any Group Company, directly or indirectly use for his or her own purposes or those of a third party or disclose to any third party any Confidential Information. The Grantee will use his or her best endeavours to prevent any unauthorised use or disclosure of Confidential Information. The obligations contained in this clause 2.1.6 will not apply to any disclosures required by law or to any information or documents which after the Termination Date are in the public domain other than by way of unauthorised disclosure.

2.2	The Grantee gives the covenants above to the Company as trustee for itself (and any company forming part of the Group).

2.3
Each restriction contained in this clause 2 is an entirely separate and independent restriction, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable.

2.4
While the restrictions in this clause 2 are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such restriction should be held to be void or ineffective for any reason but would be treated as valid and effective if some part of parts of the restriction were deleted, the restriction in question will apply with such deletion as may be necessary to make it valid and effective.

2.5
If, during the Grantee’s employment or any period during which these restrictions apply, any person, firm, company or entity offers the Grantee any employment, engagement, arrangement or contract which might or would cause him or her to breach any of the restrictions, he or she will notify that person, firm, company or entity of the terms of these restrictions.

2.6
The period of any restraint on the Grantee’s activities after the Termination Date imposed pursuant to clauses 2.1.1 to 2.1.4 shall be reduced pro rata by any period of garden leave served by the Grantee pursuant to his or her service agreement with the Company or any Group Company.

2.7
If the Grantee breaches any of the covenants contained in clauses 2.1.1 to 2.1.6, then any unvested Restricted Stock Units will lapse with immediate effect and the Grantee will be obliged to return all shares of Company stock issued or issuable in respect of Restricted Stock Units which have vested within the three years immediately preceding the breach or their equivalent value (determined by reference to the date of vesting) granted under this Agreement to the Company within 14 days of being notified by the Company of its discovery of the breach.

2.8	In this clause, the following definitions shall apply:

“Client”
means any person, firm, company or other business entity whom or which during the Relevant Period:
(a) to whom the Company or any Group Company provided insurance or reinsurance; or
(b) was an insurance intermediary which introduced such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)    the Grantee (or any person reporting to the Grantee) had Material Dealings in relation to Relevant Business; or
ii)    about whom or which the Grantee has had Confidential Information during the course of his or her employment.

“Competing Business”	means any business which at any time is in or which intends to be in competition with any Relevant Business.
“Confidential Information”
means any and all information which is of a confidential nature or which the Company reasonably regards as being confidential or a trade secret concerning the business, business performance or prospective business, financial information or arrangements, plans or internal affairs of the Company, any Group Company or any of their respective Clients or Prospective Clients including without prejudice to the generality of the foregoing all information, records and materials relating to:
(1)    underwriting premiums or quotes, income and receipts, claims records and levels, renewals, policy wording and terms, reinsurance quotas, profit commission;
(2)    syndicate or other business projections and forecasts;
(3)    Client lists, brokers lists and price sensitive information;
(4)    technical information, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, financial details, projections and targets;
(5)    remuneration and personnel details;
(6)    planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets, fee levels;
(7)    computer passwords, the contents of any databases, tables, know how documents or materials;
(8)    commissions, commission charges, pricing policies and all information about research and development; and
(9)    the Company’s or any Group Company’s suppliers’, Clients’ or Prospective Clients’ names, addresses (including email addresses), telephone, facsimile or other contact numbers and contact names, the nature of their business operations, their requirements for services supplied by the Company or any Group Company and all confidential aspects of their relationship with the Company or any Group Company.

“directly or indirectly”
means (without prejudice to the generality of the expression) either alone or jointly with or on behalf of any other person and whether on his or her own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person.

“Group”	means the Company, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time; and “Group Company” means any company within the Group.
“Key Employee”
means any director or officer of the Company or any Group Company and/or any employee (other than administrative or clerical personnel) of the Company or any Group Company, in each case who, at any time during the Relevant Period:
i)    was employed by the Company or any Group Company; and
ii)    with whom the Grantee has had Material Dealings or exercised control or had management responsibility for; and/or
iii)    has had access to or has obtained Confidential Information during the Relevant Period.

“Material Dealings”
means receiving orders, instructions or enquiries from, contracting or making preparations to contract with, making sales or presenting to or with, tendering for business from, having responsibility with or for, having personal knowledge of or otherwise having significant other contact.

“Prospective Client”
means any person, firm, company or other business entity who was at any time during the Relevant Period:
(a) in negotiations with the Company or any Group Company for the provision of insurance or reinsurance; or
(b) an insurance intermediary who may introduce such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)    the Grantee (or any person reporting to the Grantee) had Material Dealings in relation to Relevant Business; or
ii)    about whom or which the Grantee has had Confidential Information during the course of Grantee’s employment.
Provided that this definition shall not apply to any such person, firm, company or other business entity which has withdrawn from or discontinued such negotiations or discussions, having stated its intention to do so (other than through any unlawful activity by the Grantee).

“Relevant Business”
means any class or classes of insurance or reinsurance business which was underwritten in the twelve months immediately prior to the Termination Date by the Company or any Group Company and with which the Grantee was directly or indirectly materially concerned or involved or had personal knowledge in the course of Grantee’s duties during the Relevant Period.

“Relevant Period”
means (1) during employment, the twelve month period immediately prior to the action or activity that may be in breach of clauses 2.1.1 to 2.1.4 and (2) after termination of employment, the twelve month period immediately prior to the Termination Date.

“Restricted Period”	means the period beginning on the date hereof and ending one year following the Termination Date.
“Termination Date”	means the date on which the Grantee’s employment or engagement with the Company terminates for any reason.

3.	CLAWBACK

3.1
If at any time after any Restricted Stock Units have vested under the terms of this Agreement the Committee becomes aware of any material wrongdoing, negligence or misconduct on the part of the Grantee that would have entitled the Company to terminate the Grantee's employment with or without notice for Cause, any unvested Restricted Stock Units will lapse with immediate effect and the Company will be entitled, in its absolute discretion, to recover from the Grantee up to 100% of the shares of Company common stock issued or issuable in respect of the Restricted Stock Units (which have vested within the 7 years prior to such determination by the Committee) or their equivalent value (determined by reference to the date of vesting) granted under this Agreement to the Company within 14 days of being notified in writing by the Company of its discovery of the material wrongdoing, negligence or misconduct.

3.2
Clause 3.1 is without prejudice to the Company's other remedies for such wrongdoing or any other clawback policy that the Company may adopt from time to time as required by applicable laws or the applicable listing rules of any securities exchange.

3.3	The Committee may review any Restricted Stock Units granted to the Grantee under the terms of this Agreement, in light of:

a.	there being a significant deterioration in the financial health of the Company, the Group or the business area or team in which the Grantee worked;

b.	the Grantee having caused harm to the reputation of the Company or the Group;

c.	the Grantee having deliberately misled the Company in relation to the financial performance of the Company, the Group or the business area or team in which he or she worked; and/or

d.	the Grantee’s actions having amounted to gross misconduct, incompetence or negligence.
Following a review, the Committee may, in its sole discretion, determine that up to 100% of any unvested Restricted Stock Units granted under this Agreement will lapse with immediate effect and, in addition, the Company will be entitled in its absolute discretion to recover from the Grantee up to 100% of the shares issued or issuable on the vesting of the Restricted Stock Units granted under this Agreement (which have vested within the 7 years prior to such determination by the Committee) or their equivalent value (determined by reference to the date of vesting).

3.4
The Grantee agrees that any sums owed to the Company or any Group Company under this Agreement including any adjustment, forfeiture or repayment may be deducted from any sums due to the Grantee from the Company or any Group Company. For the avoidance of doubt, this is without prejudice to any right the Company or the Group may have at any time to recover any sums from the Grantee and the Grantee agrees that such sums are recoverable by the Company or any Group Company as a debt.

3.5	In this Clause 3, “Cause” means:

a.	any serious negligence or gross misconduct by the Grantee in connection with or affecting the business or affairs of the Company or any member of the Group;

b.	the Grantee being convicted of any arrestable offence other than an offence under road traffic legislation in the UK; or

c.	the Grantee being convicted of an offence under any statutory enactment or regulation relating to insider dealing or market abuse.

4.     CHOICE OF LAW

4.1
Any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

5.    ARBITRATION

5.1
If at any time any dispute or question shall arise between the parties arising out of or in connection with this Agreement or its or their validity, construction or performance then the same shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause.

The number of arbitrators shall be three.
The seat, or legal place, of arbitration shall be London, England.
The language to be used in the arbitral proceedings shall be English.
The governing law of the contract shall be the substantive law of England and Wales.
Addendum for Australia, Canada, Hong Kong and Singapore. For residents of Australia, Canada, Hong Kong or Singapore, for so long as Grantee resides in his or her respective country and is subject to the laws of such country, Sections 3(e) and (h) shall be deleted and replaced as follows:
(e)    The Grantee covenants with the Company and the Group that the Grantee will not, save with the prior written consent of the Committee (in its absolute discretion):

A.
during the Restricted Period, directly or indirectly, be employed, engaged or retained by or otherwise concerned or interested in any Competing Business. For this purpose, the Grantee is directly or indirectly employed, engaged or retained by or concerned or interested in a Competing Business if:

(i)    the Grantee carries it on as principal or agent; or

(ii)	the Grantee is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the Competing Business;

(iii)	the Grantee has any direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business; and/or

(iv)
the Grantee is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business, disregarding any financial interest the Grantee may have in securities which are listed or dealt in on a recognised investment exchange if the Grantee is interested in securities which amount to less than 3% of the issued securities of that class and which, in all circumstances, carry less than 3% of the voting rights (if any) attaching to the issued securities of that class;

B.
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, have any business dealings with any Client or Prospective Client in relation to or for the benefit of a Competing Business;

C.
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, canvass or solicit business or custom from or seek to entice away any Client or Prospective Client from the Company or any Group Company in relation to or for the benefit of a Competing Business;

D.
during the Restricted Period, directly or indirectly, solicit or endeavour to solicit the employment or engagement of any Key Employee (whether or not such person would thereby breach their contract of employment or engagement);

E.
at any time after the Termination Date represent himself or herself as being in any way connected with (other than as a former employee) or interested in the business of the Company or any Group Company or use any registered names, domain names or trading names the same as or that could reasonably be expected to be confused with any such names used by the Company or any Group Company.

F.
before or after the Termination Date and except in the proper performance of his or her duties of employment for the Company or Group Company directly or indirectly use for his or her own purposes or those of a third party or disclose to any third party any Confidential Information. The Grantee will use his or her best endeavours to prevent any unauthorised use or disclosure of Confidential Information. The obligations contained in this subsection F will not apply to any disclosures required by law or to any information or documents which after the Termination Date are in the public domain other than by way of unauthorised disclosure.

The Grantee gives the covenants above to the Company as trustee for itself (and any company forming part of the Group).
Each restriction contained in this Section 3(e) is an entirely separate and independent restriction, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable.
While the restrictions in this Section 3(e) are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such restriction should be held to be void or ineffective for any reason but would be treated as valid and effective if some part of parts of the restriction were deleted, the restriction in question will apply with such deletion as may be necessary to make it valid and effective.
The period of any restraint on the Grantee’s activities after the Termination Date imposed pursuant to sub-section A to D of Section 3(e) shall be reduced pro rata by any period of garden leave served by the Grantee pursuant to his or her service agreement with the Company or any Group Company.
The determination as to whether the Grantee has engaged in a Competitive Action shall be made by the Committee in its sole and absolute discretion. The Committee has sole and absolute discretion to determine whether, notwithstanding its determination that Grantee has engaged in a Competitive Action, recapture or forfeiture as provided herein shall not occur. The Committee’s exercise or nonexercise of its discretion with respect to any particular event or occurrence by or with respect to the Grantee or any other recipient of restricted stock units shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Grantee constitutes engaging in a Competitive Action or (ii) determine the related Competitive Action date.
In this Agreement, the following definitions shall apply:

“Client”
means any person, firm, company or other business entity whom or which during the Relevant Period:
(a) to whom the Company or any Group Company provided insurance or reinsurance; or
(b) was an insurance intermediary which introduced such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)    the Grantee (or any person reporting to the
Grantee) had Material Dealings in relation to Relevant Business; or
ii)    about whom or which the Grantee has had Confidential Information during the course of his or her employment.

“Competitive Action”	means any of the activities, individually or in the aggregate, described in sub-sections A through F of Section 3(e).
“Competing Business”	means any business which at any time is in or which intends to be in competition with any Relevant Business.
“Confidential Information”
means any and all information which is of a confidential nature or which the Company reasonably regards as being confidential or a trade secret concerning the business, business performance or prospective business, financial information or arrangements, plans or internal affairs of the Company, any Group Company or any of their respective Clients or Prospective Clients including without prejudice to the generality of the foregoing all information, records and materials relating to:
(1)    underwriting premiums or quotes, income and receipts, claims records and levels, renewals, policy wording and terms, reinsurance quotas, profit commission;
(2)    syndicate or other business projections and forecasts;
(3)    Client lists, brokers lists and price sensitive information;
(4)    technical information, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, financial details, projections and targets;
(5)    remuneration and personnel details;
(6)    planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets, fee levels;
(7)    computer passwords, the contents of any databases, tables, know how documents or materials;
(8)    commissions, commission charges, pricing policies and all information about research and development; and
(9)    the Company’s or any Group Company’s suppliers’, Clients’ or Prospective Clients’ names, addresses (including email addresses), telephone, facsimile or other contact numbers and contact names, the nature of their business operations, their requirements for services supplied by the Company or any Group Company and all confidential aspects of their relationship with the Company or any Group Company.

“directly or indirectly”
means (without prejudice to the generality of the expression) either alone or jointly with or on behalf of any other person and whether on his or her own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person.

“Group”	means the Company, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time; and “Group Company” means any company within the Group.
“Key Employee”
means any director or officer of the Company or any Group Company and/or any employee (other than administrative or clerical personnel) of the Company or any Group Company, in each case who, at any time during the Relevant Period:
i)    was employed by the Company or any Group
Company; and
ii)    with whom the Grantee has had Material Dealings or exercised control or had management responsibility for; and/or
iii)    has had access to or has obtained Confidential Information during the Relevant Period.

“Material Dealings”
means receiving orders, instructions or enquiries from, contracting or making preparations to contract with, making sales or presenting to or with, tendering for business from, having responsibility with or for, having personal knowledge of or otherwise having significant other contact.

“Prospective Client”
means any person, firm, company or other business entity who was at any time during the Relevant Period:
(a) in negotiations with the Company or any Group Company for the provision of insurance or reinsurance; or
(b) an insurance intermediary who may introduce such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)    the Grantee (or any person reporting to the
Grantee) had Material Dealings in relation to Relevant Business; or
ii)    about whom or which the Grantee has had Confidential Information during the course of Grantee’s employment.
Provided that this definition shall not apply to any such person, firm, company or other business entity which has withdrawn from or discontinued such negotiations or discussions, having stated its intention to do so (other than through any unlawful activity by the Grantee).

“Relevant Business”
means any class or classes of insurance or reinsurance business which was underwritten in the twelve months immediately prior to the Termination Date by the Company or any Group Company and with which the Grantee was directly or indirectly materially concerned or involved or had personal knowledge in the course of Grantee’s duties during the Relevant Period.

“Relevant Period”
means (1) during employment, the twelve month period immediately prior to the action or activity that may be in breach of clauses e(A) to e(D) and (2) after termination of employment, the twelve month period immediately prior to the Termination Date.

“Termination Date”	means the date on which the Grantee’s employment or engagement with the Company terminates for any reason.